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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                             June 18, 1998


ARCO CONFIRMS NEGOTIATIONS FOR SALE OF ITS ENTIRE INTEREST IN CHEMICAL UNIT
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LOS ANGELES - ARCO (NYSE: ARC) said today in response to a story appearing in
THE WALL STREET JOURNAL that it is in negotiations for the sale of its 80 million shares of ARCO Chemical Company (NYSE: RCM) stock to Lyondell Petrochemical Company (NYSE: LPC). Lyondell has proposed making a cash tender offer to all shareholders of ARCO Chemical. The ARCO Chemical Board is meeting today to consider the transaction.
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For information, contact (media) Tom Goff (213) 486-2456 or (investors) Dennis
Schiffel (213) 486-1511. For a menu of ARCO's news releases or to retrieve a specific release, visit our site at http://www.arco.com/ on the Web.
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